Exhibit 99

                                   SCHEDULE A

                         Form 4 Joint Filer Information

1.
Name:       Quilvest American Equity, Ltd.

Address:    c/o Three Cities Research, Inc.
            650 Madison Avenue
            New York, NY 10022

Designated Filer: Three Cities Holdings Limited

Issuer & Ticker Symbol: Morton Industrial Group, Inc. (MGRPC)

Date of Event Requiring Statement: August 27, 2003

Ownership Form: Indirect (affiliate)


Signature:  /s/ N Peter Ruys
            ------------------------------
            By:  N. Peter Ruys
            Its: Secretary